SECOND AMENDMENT TO THE
ABSOLUTE SHARES TRUST
CUSTODY AGREEMENT

THIS SECOND AMENDMENT, effective as of October 1, 2016, to the Custody Agreement, dated as of June 11, 2014, as amended October 7, 2015 (the “Agreement”), is entered into by and between ABSOLUTE SHARES TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANK, N.A., a national banking association (“Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Trust; and

WHEREAS, the parties desire to extend the length of the Agreement and to amend the early termination fees of the Agreement; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1)	Section 13.02 Termination is hereby superseded and replaced in its entirety with the following Section 13.02:

13.02.  Termination
This Agreement shall continue in effect through October 1, 2018. This Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter notice period as is mutually agreed upon by the parties.  Subsequent to October 1, 2018, this Agreement continues until one party gives 90 days prior written notice to the other party or such shorter notice period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.  In addition, the Trust may, at any time, immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

2)	Section 13.03. Early Termination is hereby superseded and replaced in its entirety with the following Section 13.03:

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13.03.  Early Termination
In the absence of any material breach of this Agreement, should the Trust elect to terminate this Agreement prior to October 1, 2018, the Trust agrees to pay the following fees:
a.	All monthly fees through October 1, 2018, including the repayment of any negotiated discounts;
b.	All fees associated with converting services to successor service provider;
c.	All fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider;
d.   All miscellaneous expenses associated with a-c above

3)	Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ABSOLUTE SHARES TRUST	U.S. BANK, N.A.

By: /s/ Don Schreiber, Jr.	By: /s/ Michael R. McVoy

Name: Don Schreiber, Jr.	Name: Michael R. McVoy

Title: Principal Executive Officer	Title: Senior Vice President

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Amended Exhibit C to the Custody Agreement – Absolute Shares Trust
Fees effective October 1, 2016

The following reflects the greater of the basis point fee or minimum per fund

Custody	Basis Points on AUM		Annual Minimum
	$[ ]	$[ ]	Funds 1-5	Funds 6-10	Funds 11 and above
	1	0.5	$[ ]	$[ ]	$[ ]

Note: MLP Funds pricing may vary from the above annual fees and are TBD per investment strategy
The Following Fees are in Addition to the Fees Described Above:
Domestic Custody Portfolio Transaction Fees – Domestic and/or global, (see below) associated with Sponsor trades(1)
▪	$[ ] – Book entry DTC transaction/Federal Reserve transaction/principal pay down
▪	$[ ] - Short Sales
▪	$[ ] – US Bank Repo agreement/reverse repurchase agreement/time deposit/CD or other non-depository transaction

▪	$[ ] – Option/ SWAPS/future contract written, exercised or expired
▪	$[ ] – Mutual fund trade/Fed wire/margin variation Fed wire
▪	$[ ] – Physical transaction
▪	$[ ] – Check disbursement (waived if U.S. Bancorp is Administrator)
▪	$[ ] – Segregated account per year
▪	A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪	No charge for the initial conversion free receipts
▪	Overdrafts – charged to the account at prime interest rate plus 2.
▪	A transaction is defined as any purchase/sale, free receipt/ free delivery, maturity, tender or exchange
▪	No charge for initial conversion free receipts
▪	Overdraft – charge to the account at prime interest rate plus 2%
Miscellaneous Expenses – Including but not limited to:
▪	Intraday indicative value (IIV) agent fees
▪	Corporate action services
▪	SWIFT reporting and message fees
▪	Customized reporting
▪	Third-party data provider costs (including GICS, MSCI, Lipper, etc)
▪	Supplemental programming and development
▪	Cost associated with setting up data feeds
▪	Expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity
Chief Compliance Officer Support Fee *
▪	$[ ] per USBFS services selected (Administration/Accounting/Transfer Agent, Custodian)
Chief Compliance Officer Support Fee includes the following services:
▪	Access to all USBFS business line materials via the CCO Portal including business line Critical Procedures, Compliance Controls, Testing of Controls, Annual USBFS CCO Review, SSAE 16 audits of business lines
▪	Assist the Fund CCO with quarterly 38a-1 certifications including a review of any changes to critical policies, procedures and controls and compliance events as required under Rule 38a-1 of the Investment Company Act
▪	Testing of procedures and controls across all business lines with access to business line managers and subject matter experts
▪	Quarterly CCO teleconferences and “Focus Calls” specific to current topics such as cybersecurity
▪	CCO forums held periodically throughout the year in major cities
▪	Annual client conference which includes CCO roundtable discussions
▪	SEC exam support
▪	Other items, including sharing of industry best practices across many areas

Additional Services – Additional fees apply for Global Servicing
Fees are calculated pro rata and billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.
(1)  Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process.  Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

___________________________

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Amended Exhibit C (continued) – Absolute Shares Trust - Global Sub-Custodial Services Annual Fee Schedule effective October 1, 2016

Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	____	$____	Lebanon	All	____	$____
Australia	All	____	$____	Lithuania	All	____	$____
Austria	All	____	$____	Luxembourg	All	____	$____
Bahrain	All	____	$____	Malaysia	All	____	$____
Bangladesh	All	____	$____	Mali	All	____	$____
Belgium	All	____	$____	Malta	All	____	$____
Benin	All	____	$____	Mauritius	All	____	$____
Bermuda	All	____	$____	Mexico	All	____	$____
Botswana	All	____	$____	Morocco	All	____	$____
Brazil	All	____	$____	Namibia	All	____	$____
Bulgaria	All	____	$____	Netherlands	All	____	$____
Burkina Faso	All	____	$____	New Zealand	All	____	$____
Canada	All	____	$____	Niger	All	____	$____
Cayman Islands*	All	____	$____	Nigeria	All	____	$____
Channel Islands*	All	____	$____	Norway	All	____	$____
Chile	All	____	$____	Oman	All	____	$____
China	All	____	$____	Pakistan	All	____	$____
Columbia	All	____	$____	Peru	All	____	$____
Costa Rica	All	____	$____	Phillipines	All	____	$____
Croatia	All	____	$____	Poland	All	____	$____
Cyprus	All	____	$____	Portugal	All	____	$____
Czech Republic	All	____	$____	Qatar	All	____	$____
Denmark	All	____	$____	Romania	All	____	$____
Ecuador	All	____	$____	Russia	Equities	____	$____
Egypt	All	____	$____	Senegal	All	____	$____
Estonia	All	____	$____	Singapore	All	____	$____
Euromarkets**	All	____	$____	Slovak Republic	All	____	$____
Finland	All	____	$____	Slovenia	All	____	$____
France	All	____	$____	South Africa	All	____	$____
Germany	All	____	$____	South Korea	All	____	$____
Ghana	All	____	$____	Spain	All	____	$____
Greece	All	____	$____	Sri Lanka	All	____	$____
Guinea Bissau	All	____	$____	Swaziland	All	____	$____
Hong Kong	All	____	$____	Sweden	All	____	$____
Hungary	All	____	$____	Switzerland	All	____	$____
Iceland	All	____	$____	Taiwan	All	____	$____
India	All	____	$____	Thailand	All	____	$____
Indonesia	All	____	$____	Togo	All	____	$____
Ireland	All	____	$____	Tunisia	All	____	$____
Israel	All	____	$____	Turkey	All	____	$____
Italy	All	____	$____	UAE	All	____	$____
Ivory Coast	All	____	$____	United Kingdom	All	____	$____
Japan	All	____	$____	Ukraine	All	____	$____
Jordan	All	____	$____	Uruguay	All	____	$____
Kazakhstan	All	____	$____	Venezuela	All	____	$____
Kenya	All	____	$____	Vietnam	All	____	$____
Kuwait	All	____	$____	Zambia	All	____	$____
Latvia	Equities	____	$____	Zimbabwe	All	________	$____

*Safekeeping and transaction fees are assessed on security and currency transactions.

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Base Fee - A monthly charge per account (fund) will apply based on the number of foreign securities held.
▪	1-25 foreign securities: $[ ]
▪	26-50 foreign securities: $[ ]
▪	Over 50 foreign securities: $[ ]
▪	Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

The Following Fees May be Incurred in Addition to the Base Fee-

Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $[ ].

Tax Reclamation Services:
▪	Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $[ ] per claim.
Miscellaneous Expenses
▪	Charges incurred by U.S. Bank, N.A. for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
▪	A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
▪	SWIFT reporting and message fees.

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